UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 7, 2018
____________________________

A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Certificate of Incorporation

At the Annual Meeting of Stockholders of A10 Networks, Inc. (the “Company”) held on November 7, 2018 (the “2018 Annual Meeting”), the Company’s stockholders adopted an amended and restated certificate of incorporation for the Company (the “Restated Certificate”) in order to declassify the Company’s Board of Directors (the “Board”) and make other related changes. The Restated Certificate was previously approved by the Board, subject to the adoption of the Company’s stockholders. The Restated Certificate became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on November 8, 2018.

The Restated Certificate implements a “rolling” declassification of the Board and provides for the annual election of directors for one-year terms, commencing upon the expiration of the directors’ current terms. The annual election provided by the Restated Certificate first applies to the director who stood for election at the 2018 Annual Meeting, and the declassification of the Board will be phased in over a period of three years. Beginning with the 2020 Annual Meeting of Stockholders, the entire Board will stand for election annually for one-year terms. The Restated Certificate also permits stockholders to remove directors with or without cause. The description of the foregoing Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Bylaws

On November 7, 2018, upon the approval by the Company's stockholders of the Restated Certificate at the 2018 Annual Meeting, an amendment to the Company's Bylaws (the “Bylaws Amendment”) became effective. The Bylaws Amendment was previously approved by the Board, subject to the adoption of the Restated Certificate by the Company’s stockholders, and provides that a director may be removed by the stockholders with or without cause. A copy of the Bylaws Amendment is attached as Exhibit 3.2 hereto and is incorporated herein by reference. The following summary of the Bylaws Amendment is qualified in its entirety by reference to the text of the exhibit.

Item 5.07    Submission of Matters to a Vote of Security Holders.
The stockholders voted on the following proposals at the Annual Meeting:

1.	To elect one Class I director to serve until the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To approve the Restated Certificate to declassify the Board.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on September 26, 2018.

The voting results for each of the proposals are as follows:

1. Election of Director

Nominees	For	Against	Abstained	Broker Non-votes
Phillip J. Salsbury	37,567,339	10,086,611	1,104,229	16,727,558

The director nominee was duly elected to serve as the Class I director until the 2021 annual meeting of stockholders and until his successors is duly elected and qualified, subject to earlier resignation or removal. Because Proposal Three was also approved at the 2018 Annual Meeting, the Board is now declassified and Dr. Salsbury will stand for election again at the 2019 Annual Meeting of Stockholders, unless he earlier resigns or is removed.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
62,048,274	273,376	3,164,087	0

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. Approval of the Restated Certificate

For	Against	Abstained	Broker Non-votes
48,666,194	89,053	2,932	16,727,558

The stockholders approved the Restated Certificate to declassify the Board.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of A10 Networks, Inc.
3.2	Amendment to Bylaws of A10 Networks, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By:	/s/ Robert Cochran
Robert Cochran
Executive Vice President, Legal and Corporate Collaboration and Secretary

Date: November 9, 2018